EXHIBIT 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED.

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

PROMISSORY NOTE

$125,000                                                December 16, 2009

FOR VALUE RECEIVED, by this Promissory Note (this “Note”), Global Telecom & Technology Americas, Inc., a Virginia corporation (the “Purchaser”), hereby promises to pay to the order of Scott Charter or his permitted assigns (the “Seller”), the principal amount of one hundred twenty-five thousand dollars ($125,000), without interest, on the following terms and conditions:

1.           Background.  This Note is one of the promissory notes constituting the “Notes U.S. Transaction Consideration” under the Purchase Agreement, dated as of November 2, 2009, by and among the Purchaser; GTT-EMEA, Limited, a company organized under the laws of the United Kingdom; WBS Connect, L.L.C., a Colorado limited liability company; TEK Channel Consulting, LLC, a Colorado limited liability company; WBS Connect Europe Ltd., a company formed under the laws of Ireland; the Seller and Michael Hollander (the “Purchase Agreement”).  This Note is guaranteed by Global Telecom & Technology, Inc., a Delaware corporation, as provided in that certain Guarantee made in favor of the Seller dated as of the date hereof.  Any capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.  In the event of any inconsistency between this Note and the Purchase Agreement, the Purchase Agreement shall control and govern.

2.           Payments.  The outstanding principal on this Note shall be repaid in ten (10) equal monthly installment payments of twelve thousand five hundred dollars ($12,500) each, starting on the first calendar month after the date of this Note, each of which shall be paid by the Purchaser to the Seller by the fifteenth (15th) day of the applicable calendar month.  All payments of principal on this Note shall be in lawful money of the United States of America.  This Note may be prepaid by the Purchaser at any time, without premium or penalty.

3.           Unsecured Obligation; Subordination.  The Purchaser’s obligations to the Seller under this Note are unsecured and are subordinated to all existing and hereafter incurred debt obligations of the Purchaser.  The Seller agrees to promptly execute and deliver to the Purchaser such subordination agreements, intercreditor agreements and other documents as are requested from time to time by the Purchaser’s lenders in order to provide for or fully implement such subordination.

4.           Cancellation.  The Purchaser’s obligations to the Seller under this Note are subject to cancellation as provided in the Purchase Agreement.

5.           Event of Default.  There shall be deemed to have occurred an “Event of Default” under this Note in the event of: (a) the Purchaser’s failure to pay any portion of the outstanding principal under this Note when the same becomes due and payable in accordance with the terms hereof; (b) the Purchaser’s breach or violation of any other provision of this Note that has not, to the extent curable, been cured within thirty (30) days after the Seller has provided written notice thereof to the Purchaser; or (c) any custodian, trustee, receiver, agent or similar official being appointed for the Purchaser, the Purchaser commencing a voluntary case or proceeding under the U.S. Bankruptcy Code or an assignment for the benefit of creditors proceeding, a proceeding under any other state or federal insolvency law (collectively, “Insolvency Laws”)

or an involuntary case or proceeding being commenced against the Purchaser under any Insolvency Law that is not dismissed within sixty (60) days after being commenced.  Upon the occurrence and during the continuation of any Event of Default, the Seller shall have the option (but not be required) to declare the entire outstanding principal and accrued and unpaid interest on this Note immediately due and payable and to exercise any and all rights and remedies available to it under applicable law with respect to such obligation.

6.           Collection Matters.  The Purchaser will pay all reasonable costs of collection on this Note, including reasonable attorneys’ fees, incurred by the Seller upon and during the continuance of any Event of Default under this Note.  The Purchaser irrevocably waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other legal formalities in connection with collection of this Note (but not any notice expressly provided for under this Note or the Purchase Agreement).

7.           Lost or Destroyed Note.  If this Note is mutilated, lost, stolen or destroyed, the Purchaser shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note, but only upon receipt by the Purchaser from the Seller of: (a) if this Note has been mutilated, the mutilated Note; or (b) if this Note has been lost, stolen or destroyed, reasonable evidence of loss, theft or destruction and an agreement reasonably satisfactory to the Purchaser in which the Seller agrees to indemnify the Purchaser for any losses relating to such Note, duly executed by the Seller.

8.           Savings Clause.  The Purchaser and the Seller intend to comply at all times with applicable usury and other laws limiting the amount of interest that may be charged or collected upon borrowed money.  If, at any time, any such laws would be violated by any amounts called for under this Note, it is the Purchaser’s and the Seller’s express intention that the Purchaser not be required to pay any interest on this Note at a rate in excess of the maximum lawful rate then allowed and the amount of interest payable hereunder shall be reduced to the greatest amount that may be charged in compliance with applicable law.  The provisions of this Section 8 shall supersede and control over all other provisions of this Note which may be in apparent conflict hereunder.

9.           Miscellaneous Provisions.

(a)           Expenses.  Except as otherwise specifically provided for in this Note, the parties shall each bear all of their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby.

(b)           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) mailed using certified or registered mail with postage prepaid; or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to the Purchaser:              Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Christopher McKee, General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
3050 K Street, N.W., Suite 400
Washington, D.C. 20007
Attention:  Brad E. Mutschelknaus, Esq.

If to the Seller:                      Scott Charter
8655 West Wesley Place
Lakewood, CO 80227

with a copy (which shall not constitute notice) to:

Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Attention: Theresa M. Mehringer, Esq.

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each communication transmitted in the manner described in this Section 9(b) shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other party hereto.

(c)           Assignment; Successors.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Seller may not sell, assign or otherwise transfer this Note or any right or interest herein without the prior written consent of the Purchaser, except that, subject to compliance with applicable federal and state securities laws, this Note may be transferred by the Seller to any Affiliate of the Seller, provided that the Seller delivers to the Purchaser an instrument reasonably satisfactory to the Purchaser in which the transferee agrees to be subject to all of the terms and conditions hereof.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Seller, except that the Purchaser shall have the right, without the consent of the Seller but with prior notice to the Seller, to: (i) assign its rights and obligations hereunder to any successor of all or substantially all of its business or assets that assumes this Note; and (ii) collaterally assign its rights hereunder to any lender.  Any purported sale, assignment, transfer or delegation in violation of this Section 9(c) will be null and void.  For purposes of this Note, the term “Affiliate” means a person’s ancestors, descendants or spouse or trusts, family limited partnerships or family limited liability companies established and maintained for the benefit of the first person or any of such other persons.

(d)           Amendment; Waiver.  No purported amendment or modification to any provision of this Note shall be binding upon the parties to this Note unless the Purchaser and the Seller have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Note and specifies the provision(s) that are being amended or modified (as applicable).  No purported waiver of any provision of this Note shall be binding upon any party to this Note unless the party providing the waiver has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Note and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(e)           Entire Agreement.  This Note and the Purchase Agreement constitute the entire agreement and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.

(f)           Severability.  If any provision of this Note shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision; or (ii) if such provision cannot be so reformed, such provision shall be severed from this Note and an equitable adjustment shall be made to this Note (including addition of necessary further provisions to this Note) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Note.

(g)           Governing Law.  THIS NOTE SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)           Consent to Jurisdiction.  EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND ANY APPELLATE COURTS THEREFROM (COLLECTIVELY, “VIRGINIA COURTS”) AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY OF THE VIRGINIA COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS.

(i)           Waiver of Punitive and Other Damages and Jury Trial.

(i)           THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(ii)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iii)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS NOTE, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(i).

(j)           Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Note.  Without limiting the generality of the foregoing, each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Note and that irreparable harm would result if this Note were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and shall be granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right to specific performance or injunctive relief shall be in addition to all other legal or equitable remedies available to such party.

(k)           Third Party Beneficiaries.  No Person other than the Purchaser and the Seller is, is intended to be, or shall be a beneficiary of this Note, other than any permitted successors and assigns of the parties under Section 9(c).

(l)           Interpretation.  The headings contained in this Note are for purposes of convenience only and shall not affect the meaning or interpretation of this Note.  The language used in this Note shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Note: (i) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Note as a whole and not any particular provision; (ii) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (iii) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (iv) references in this Note to a “party” means the Purchaser or the Seller and to the “parties” means the Purchaser and the Seller; (v) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (vi) references to a Person shall include the successors and assigns thereof; (vii) references made in this Note to a Section mean a Section of this Note; and (viii) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(m)           Counterparts.  This Note may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Note shall become effective and be deemed to have been executed and delivered by each of the parties at such time as counterparts hereto shall have been executed and delivered by all of parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:	/s/ Chris McKee
Name: Chris McKee
Title: Secretary and General Counsel

AGREED AND ACCEPTED:

THE SELLER:

/s/ Scott Charter
Scott Charter